Exhibit 99.2

BILI SOCIAL INTERNATIONAL, INC.

COMPENSATION COMMITTEE CHARTER

Effective June 9, 2026

Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of BILI Social International, Inc., a Florida corporation (the “Company”) to:

1.	determine the compensation of the Chief Executive Officer (the “CEO”) of the Company;
2.	determine, or recommend to the Board for determination, the compensation of all other executive officers of the Company;
3.	review and approve the Company’s incentive and equity compensation programs and exercise discretion in the administration of such programs; and
4.	produce an annual compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement (“Proxy Statement”), or in its Annual Report on Form 10-K (“Form 10-K”) if the Company does not file a Proxy Statement, in accordance with applicable rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”), the U.S. Securities and Exchange Commission (the “SEC”), and other regulatory bodies.

The Committee shall make recommendations to the Board for approval.

Composition and Qualifications

The Committee shall consist of two or more members of the Board, each of whom must be affirmatively determined by the Board to be “independent” under Nasdaq rules, including that the director has no material relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, in affirmatively determining the independence of any director who will serve on the Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship to the Company (or any parent or subsidiary of the Company), which is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the following:

1.	whether such director is affiliated with the Company, a subsidiary of the Company, or an affiliate of any subsidiary of the Company; and
2.	the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the Company to such director during the three-year period preceding the determination of independence.

No director may serve on the Committee unless that director is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Appointment and Removal

The members of the Committee shall be appointed by the Board. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board at any time.

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Chairman

Unless a Committee chairperson (the “Chairman”) is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall preside over all regular sessions of the Committee, shall have the authority to convene Committee meetings, shall set the agendas for Committee meetings, and shall communicate the Committee’s informational needs and decisions to the Board. In the absence of the Chairman at a duly convened Committee meeting, the Committee shall select a temporary substitute from among its members to preside over the meeting.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any of its responsibilities to a subcommittee of the Committee to the extent consistent with the Company’s charter and bylaws, applicable law and the requirements of Nasdaq

In addition, the Committee may, by resolution approved by a majority of the Committee, delegate to management the administration of the Company’s incentive compensation and equity-based compensation plans, to the extent permitted by law and as may be permitted by such plans and subject to such rules, policies and guidelines (including limits on the aggregate awards that may be made pursuant to such delegation) as the Committee shall approve, provided that the Committee shall retain the sole authority to determine and approve the awards made under such plan to any executive officer and any other member of senior management as the Committee shall designate.

Meetings

The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the CEO and any other corporate officers as it deems appropriate. However, the Committee should also meet from time to time without such officers present, and in all cases, any such officer (including the CEO) shall not be present during voting or deliberations on the compensation of such officer.

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Authority and Committee Resources

In discharging its role, the Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company, and, subject to the direction of the Board, the Committee is authorized and delegated the authority to act on behalf of the Board with respect to any matter necessary or appropriate to the accomplishment of its purposes.

The Committee shall have the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities as set forth in this Charter. The Committee shall set the compensation, and oversee the work, of the compensation consultant. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside legal counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this charter. The Committee shall set the compensation, and oversee the work, of its outside legal counsel and other advisors. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, outside legal counsel and any other advisors. However, the Committee shall not be required to implement or act consistently with the advice or recommendations of its compensation consultant, legal counsel or other advisor to the compensation committee, and the authority granted in this charter shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties under this charter.

In selecting, retaining or receiving the advice of a compensation consultant, legal counsel or other adviser, the Committee shall first consider all factors relevant to that person’s independence from management, including the following factors:

1.	the provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;
2.	the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;
3.	the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;
4.	any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Committee;
5.	any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and
6.	any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

Notwithstanding the foregoing, the Committee is not required to conduct an independence assessment for in-house legal counsel or a compensation adviser that acts in a role limited to the following activities for which no disclosure is required under Item 407(e)(3)(iii) of Regulation S-K: (i) consulting on any broad-based plan that does not discriminate in scope, terms or operation in favor of executive officers or directors of the Company, and that is available generally to all salaried employees; and/or (ii) providing information that either is not customized for a particular issuer or that is customized based on parameters that are not developed by the adviser, and about which the adviser does not provide advice.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in this charter.

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Executive and Director Compensation

1.	Review and approve annually the corporate goals and objectives applicable to the compensation of the CEO, evaluate at least annually the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation. In evaluating and determining CEO compensation, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act. The CEO cannot be present during any voting or deliberations by the Committee on his or her compensation.
2.	Review and approve the compensation of all other executive officers. In evaluating and determining executive compensation, the Committee shall consider the results of the most recent Say on Pay Vote.
3.	Review, approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommend for approval by the stockholders of the Company, which includes the ability to adopt, amend and terminate such plans. The Committee shall also have the authority to administer the Company’s incentive compensation plans and equity-based plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan. In reviewing and approving incentive compensation plans and equity-based plans, including whether to adopt, amend or terminate any such plans, the Committee shall consider the results of the most recent Say on Pay Vote.
4.	Review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information, recommend that the CD&A and related executive compensation information be included in the Company’s Form 10-K and Proxy Statement, and produce the compensation committee report on executive officer compensation required to be included in the Company’s Proxy Statement or Form 10-K.
5.	Review and approve and, when appropriate, recommend to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans.
6.	Determine stock ownership guidelines, if any, for the CEO, other executive officers and non-employee directors and monitor compliance with such guidelines.
7.	Review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk.
8.	Review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Proxy Statement.
9.	Review all director compensation and benefits for service on the Board and Board committees at least once a year and recommend any changes to the Board as necessary.

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Reports

1.	Report regularly to the Board following meetings of the Committee, (i) with respect to such matters as are relevant to the Committee’s discharge of its responsibilities, and (ii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

Other Compensation-Related Matters

1.	In conjunction with the Board, the Committee may, as needed, engage with stockholders and proxy advisory firms on executive compensation matters.
2.	Establish and periodically review policies in the area of senior management perquisites.
3.	Establish policies and procedures pertaining to expense accounts of senior executives.

Performance Evaluation

The Committee shall conduct a self-evaluation of the Committee’s performance at least annually. The evaluation shall address subjects including the Committee’s composition, responsibilities, structure and processes, and effectiveness.

Amendment and Annual Review

This charter may be amended from time to time by the Board and any amendment must be disclosed as required by, and in accordance with, applicable laws, rules and regulations. The Committee should review this charter at least annually and recommend any proposed changes to the Board for approval.

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